Exhibit 23.2

May 10, 2010

Mr. Donald J. Vrana

Chief Financial Officer

The PBSJ Corporation

4030 W. Boy Scout Blvd

Suite 700

Tampa, Florida 33607-1784

Consent of Independent Appraisal Firm

We hereby consent to the reference to Matheson Financial Advisors, Inc. and to the incorporation of information contained in our Valuation Report dated September 30, 2009 in the Quarterly Report on Form 10-Q of The PBSJ Corporation for the quarter ended March 31, 2010, to which this consent is an exhibit.

Respectfully,
MATHESON FINANCIAL ADVISORS, INC.

/s/ Colvin T. Matheson
Colvin T. Matheson, CFA

Managing Director

1313 Dolley Madison Blvd., Suite 305, McLean, VA 22101

ph. 703.760.9120    fx. 703.760.9121    www.mathesonadvisors.com